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                                                                    Exhibit 99.1


Stock Symbols:                      Investor Contacts:
Nasdaq:          LWNG               Paul Wagler, Senior Vice President, Finance
TSE:             LWN                Dwight Hawes, Vice President, Finance
ME:              LWN                The Loewen Group Inc.
                                    Tel: (800) 347-7010


                                    Media Contacts:
                                    Dave Laundy, Vice President,
                                    Communications
                                    The Loewen Group Inc.
                                    Tel: (604) 293-7857

                                    Thomas C. Franco
                                    Christopher G. Tofalli
                                    Broadgate Consultants, Inc.
                                    Tel: (212) 229-2222



                             FOR IMMEDIATE RELEASE

FLORIDA ATTORNEY GENERAL LAUNCHES ANTITRUST INVESTIGATION OF SERVICE CORPORATION'S PROPOSED ACQUISITION OF THE LOEWEN GROUP

              ____________________________________________________

VANCOUVER, BRITISH COLUMBIA, September 26, 1996 -- The Loewen Group Inc. (NASDAQ:LWNG) announced today that it has received a civil subpoena from the State of Florida Attorney General's Office for documents in connection with the Antitrust Section's investigation of the proposed acquisition of Loewen by Service Corporation International.

Raymond L. Loewen, chairman of the board and chief executive officer of The Loewen Group said, "We welcome the scrutiny of the Florida attorney general's office and other state regulators as well, since SCI clearly intends to eliminate its most formidable competitor in the North American marketplace."

The subpoena suggests a wide ranging investigation into the potential impact of the proposed acquisition on pricing, Medicare-Medicaid issues and market concentration for cemeteries and funeral homes in the State of Florida.

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